Exhibit 99

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EVIDENCE SATISFACTORY TO THE COMPANY OF AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER THE ACT.


$57,750                                                             July 6, 2015

                           CONVERTIBLE PROMISSORY NOTE

     FOR VALUE RECEIVED, Amincor, Inc., a Nevada corporation (the "Company"), promises to pay to the order of _____________, or his assigns (the "Holder"), the principal sum of Fifty-Seven Thousand Seven Hundred and Seventy Five Dollars ($57,750), together with all accrued and unpaid interest thereon as set forth below.

     1. Principal and Interest. Interest on the unpaid principal balance of this Note will accrue at the prime rate of Citibank, N.A. commencing on the date that funds are advanced hereunder, and will be payable in a single installment at maturity as set forth below, unless the Note is converted into shares of common stock, in which case the Company's obligation to pay the principal of and interest on the Note will be deemed to be satisfied.

     2. Maturity. If not sooner converted as provided below, the entire unpaid balance of principal and all accrued and unpaid interest will be due and payable on July 5, 2016 (the "Maturity Date"). This Note cannot be prepaid, in whole or in part, at any time before it is due and payable unless approved by the Holder.

     3. Conversion.

          (a) The principal amount of this Note, whether or not this Note is then due, is convertible at any time prior to the Maturity Date at the sole option of the Holder into restricted shares of the Company's common stock, $.001 par value (the "Common Stock") at a conversion price of $0.0225 per share subject to there then being sufficient authorized but unissued shares of common stock to convert the Note. At and after such conversion time, the rights of the Holder as a note holder will cease and the Company's obligation to pay the principal of and the interest on the indebtedness evidenced by this Note will be deemed satisfied.

          (b) Issuance of Certificate. As promptly as practicable after the conversion of this Note, the Company at its expense will issue and deliver to the Holder, upon surrender of this Note to the Company, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion.

          (c) No Fractional Shares. Only whole shares of Common Stock will be issued; any fractional shares of such securities into which this Note would otherwise be convertible will be paid to the Holder in cash.

     4. Default.

          (a) Events of Default. An "Event of Default" will be deemed to occur upon the happening of any of the following: (i) the Company fails to make the payment of principal or interest of the Note when the same becomes due and payable on the Maturity Date; or (ii) the Company violates any material provision of this Note and such violation is not cured within thirty (30) days of the Company's receipt of notice of such violation.

          (b) Rights on Default. If an Event of Default occurs the Holder may, through written notice to the Company, declare the entire outstanding principal amount of the Note, together with any accrued and unpaid interest thereon, if not already due, to be due and payable immediately.

     5. Waiver. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

     6. Miscellaneous. The laws of Nevada will govern the validity of this Note, the construction of its terms and the interpretation of the rights and duties of the parties hereunder. In the event of any dispute arising out of the terms hereunder, the parties agree to waiver of trial by jury and consent to venue of any proceeding in connection with such dispute in the Supreme Court of the State of New York New York County or the United States District Court for the Southern District of New York. Any of the terms of this Note (including, without limitation, the Maturity Date, the interest rate and the conversion features) may be waived or modified only in writing, signed by the Company and the Holder.

     IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

                                           Amincor, Inc.


                                           By:
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